                                                                   EXHIBIT 99.4
                       PRO FORMA FINANCIAL INFORMATION OF
                                     AIMCO
                                  (PRE-MERGER)

INTRODUCTION

     In May and September of 1997, AIMCO directly or indirectly through a subsidiary, acquired (the "NHP Stock Purchase") an aggregate of 6,930,122 shares of common stock ("NHP Common Stock") of NHP. On December 8, 1997, AIMCO acquired the remaining shares of NHP Common Stock in a merger transaction accounted for as a purchase (the "NHP Merger"). As a result of the NHP Merger, AIMCO issued 6,759,148 shares of AIMCO Class A Common Stock, par value $0.01 per share (the "AIMCO Common Stock"), valued at $180.8 million, and paid $86.5 million in cash. The total cost of the purchase of NHP was $349.5 million.

     In June 1997, AIMCO purchased a group of companies (the "NHP Real Estate Companies") affiliated with NHP that hold general and limited partnership interests in partnerships (the "NHP Partnerships") that own 534 conventional and affordable multifamily apartment properties (the "NHP Properties") containing 87,659 units, a captive insurance subsidiary and certain related assets (the "NHP Real Estate Acquisition"). AIMCO paid aggregate consideration of $54.8 million in cash and warrants to purchase 399,999 shares of AIMCO Common Stock at an exercise price of $36.00 per share. AIMCO engaged in a reorganization (the "NHP Real Estate Reorganization") of its interests in the NHP Real Estate Companies, which will result in certain of the assets of the NHP Real Estate Companies being owned by a limited partnership (the "Unconsolidated Partnership") in which the AIMCO Operating Partnership holds 99% limited partner interest and certain directors and officers of AIMCO directly or indirectly, hold a 1% general partner interest.

     Immediately following the NHP Merger, in order to satisfy certain requirements of the Code applicable to AIMCO's status as a REIT, AIMCO engaged in a reorganization (the "NHP Reorganization") of the assets and operations of NHP that resulted in the Master Property Management Agreement being terminated and NHP's operations being conducted through corporations (the "Unconsolidated Subsidiaries") in which the AIMCO Operating Partnership holds non-voting preferred stock that represents a 95% economic interest, and certain officers and/or directors of AIMCO hold, directly or indirectly, all of the voting common stock, representing a 5% economic interest. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by others, AIMCO accounts for its interest in the Unconsolidated Subsidiaries on the equity method.

     On May 8, 1998, AIMCO completed a merger with Ambassador Apartments, Inc. ("Ambassador"), pursuant to which Ambassador was merged into AIMCO (the "Ambassador Merger"). Each outstanding share of stock ("Ambassador Common Stock") of Ambassador, other than those shares held by AIMCO or Ambassador, were converted into 0.553 shares of AIMCO Common Stock. Any outstanding options to purchase Ambassador Common Stock were converted, at the election of the option holder, into cash or options to purchase AIMCO Common Stock at their current exercise price divided by the Conversion Ratio. In accordance with the Agreement and Plan of Merger, dated December 23, 1997 and supplemented by letter dated as of March 11, 1998, (the "Ambassador Merger Agreement"), the outstanding shares of Class A Senior Cumulative Convertible Preferred Stock of Ambassador, (the "Ambassador Preferred Stock") were redeemed and converted into Ambassador Common Stock prior to the Ambassador Merger. Following the consummation of the Ambassador Merger, a subsidiary of the AIMCO Operating Partnership was merged with and into the Ambassador Operating Partnership (the "Ambassador OP Merger"). Each outstanding unit of limited partnership interest in the Ambassador Operating Partnership was converted into the right to receive 0.553 AIMCO OP Units, and as a result, the Ambassador Operating Partnership became a 99.9% owned subsidiary partnership of the AIMCO Operating Partnership.

     Also during 1997, AIMCO (i) acquired (a) 44 properties for aggregate purchase consideration of $467.4 million, of which $56.0 million was paid in the form of 1.9 million AIMCO OP Units (b) paid $34.2 million in cash and issued OP Units valued at $7.3 million in connection with the acquisition of partnership interests through tender offers in certain partnerships ((a) and (b) together are the "1997 Property Acquisitions") and (c) paid $19.9 million to acquire 886,600 shares of Ambassador Common Stock

(together with the 1997 Property Acquisitions, the "1997 Acquisitions"); (ii) sold (a) approximately 16,367,000 shares of AIMCO Common Stock for aggregate net proceeds of $513.4 million; (b) 750,000 shares of AIMCO Class B Cumulative Convertible Preferred Stock for net proceeds of $75 million; and (c) 2,400,000 shares of AIMCO Class C 9% Cumulative Preferred Stock for net proceeds of $58.1 million (collectively, the "1997 Stock Offerings"); and (iii) sold five real estate properties (the "1997 Dispositions").

     During 1998, AIMCO (i) sold 4,200,000 shares of AIMCO Class D 8.75% Cumulative Preferred Stock for net proceeds of $101.5 million (the "1998 Stock Offering"); (ii) purchased 11 properties for aggregate purchase consideration of $89.6 million, of which $23.4 million was paid in the form of AIMCO OP Units (the "1998 Acquisitions"); (iii) sold one real estate property (the "1998 Disposition"); and (iv) completed the Ambassador Merger.

                  PRO FORMA FINANCIAL INFORMATION (PRE-MERGER)

     The following Pro Forma Consolidated Balance Sheet (Pre-Merger) of AIMCO as of March 31, 1998 has been prepared as if each of the following transactions had occurred as of March 31, 1998: (i) the purchase of two properties for an aggregate purchase price of $14.7 million; and (ii) the Ambassador Merger.

     The following Pro Forma Consolidated Statement of Operations (Pre-Merger) of AIMCO for the year ended December 31, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings; (iii) the 1997 Dispositions; (iv) the NHP Real Estate Acquisition; (v) the NHP Real Estate Reorganization; (vi) the NHP Stock Purchase; (vii) the NHP Merger; (viii) the NHP Reorganization;
(ix) the 1998 Stock Offering; (x) the 1998 Acquisitions; (xi) the 1998 Disposition; and (xii) the Ambassador Merger.

     The following Pro Forma Consolidated Statement of Operations (Pre-Merger) of AIMCO for the three months ended March 31, 1998 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the 1998 Stock Offering; (ii) the 1998 Acquisitions; (iii) the 1998 Disposition; and (iv) the Ambassador Merger.

     The following Pro Forma Financial Information (Pre-Merger) is based, in part, on the following historical financial statements, which have been previously filed by AIMCO: (i) the audited Consolidated Financial Statements of AIMCO for the year ended December 31, 1997; (ii) the unaudited Consolidated Financial Statements of AIMCO for the three months ended March 31, 1998; (iii) the audited Consolidated Financial Statements of Ambassador for the year ended December 31, 1997; (iv) the unaudited Consolidated Financial Statements of Ambassador for the three months ended March 31, 1998; (v) the unaudited Consolidated Financial Statements of NHP for the nine months ended September 30, 1997; (vi) the unaudited Combined Financial Statements of the NHP Real Estate Companies for the three months ended March 31, 1997; (vii) the unaudited Financial Statements of NHP Southwest Partners, L.P. for the three months ended March 31, 1997; (viii) the unaudited Combined Financial Statements of the NHP New LP Entities for the three months ended March 31, 1997; (ix) the unaudited Combined Financial Statements of the NHP Borrower Entities for the three months ended March 31, 1997; (x) the unaudited Historical Summaries of Gross Income and Certain Expenses of The Bay Club at Aventura for the three months ended March 31, 1997; (xi) the unaudited Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the six months ended June 30, 1997;
(xii) the unaudited Combined Statement of Revenues and Certain Expenses of the Thirty-Five Acquisition Properties for the six months ended June 30, 1997;
(xiii) the unaudited Statement of Revenues and Certain Expenses of First Alexandria Associates, a Limited Partnership for the nine months ended September 30, 1997; (xiv) the unaudited Statement of Revenues and Certain Expenses of Country Lakes Associates Two, a Limited Partnership for the nine months ended September 30, 1997; (xv) the unaudited Statement of Revenues and Certain Expenses of Point West Limited Partnership, A Limited Partnership for the nine months ended September 30, 1997; and (xvi) the unaudited Statement of Revenues and Certain Expenses for The Oak Park Partnership for the nine months ended September 30, 1997. The following Pro Forma Financial Information (Pre-Merger) should be read in conjunction with such financial statements and the notes thereto.

     The unaudited Pro Forma Financial Information (Pre-Merger) has been prepared using the purchase method of accounting whereby the assets and liabilities of NHP, the NHP Real Estate Companies, Ambassador, the 1997 Acquisitions, and the 1998 Acquisitions are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information (Pre-Merger) may differ from the amounts ultimately determined.

     The following unaudited Pro Forma Financial Information (Pre-Merger) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

               PRO FORMA CONSOLIDATED BALANCE SHEET (PRE-MERGER)
                              AS OF MARCH 31, 1998
                        IN THOUSANDS, EXCEPT SHARE DATA

                                                                                            AMBASSADOR
                                                           COMPLETED       AMBASSADOR     PURCHASE PRICE       PRO
                                        HISTORICAL(A)   TRANSACTIONS(B)   HISTORICAL(C)   ADJUSTMENTS(D)      FORMA
                                        -------------   ---------------   -------------   --------------    ----------
Real estate............................  $1,537,646         $14,727         $496,595        $ 199,326(E)    $2,248,294
Property held for sale.................      35,824              --               --               --           35,824
Investments in securities..............      23,759              --               --         (268,171)(E)
                                                                                              249,996(F)         5,584
Investments in and notes receivable
  from unconsolidated subsidiaries.....      88,775              --               --               --           88,775(H)
Investments in and notes receivable
  from unconsolidated real estate
  partnerships.........................     245,682              --            1,270            1,020(E)       247,972
Cash and cash equivalents..............      35,948              --            5,484               --           41,432
Restricted cash........................      31,186              --           30,948               --           62,134
Accounts receivable....................      24,586              --            1,196               --           25,782
Deferred financing costs...............      14,367              18           14,978          (10,619)(E)       18,744
Goodwill...............................     123,634              --                                --          123,634
Other assets...........................      59,064              --            3,949             (862)(E)       62,151
                                         ----------         -------         --------        ---------       ----------
        Total assets...................  $2,220,471         $14,745         $554,420        $ 170,690       $2,960,326
                                         ==========         =======         ========        =========       ==========

Secured notes payable..................  $  697,036         $ 1,142         $ 37,209        $      --       $  735,387
Secured tax-exempt bond financing......      73,560              --          318,397               --          391,957
Secured short term financing...........      40,900          10,244           31,550           19,557(E)
                                                                                                2,513(G)       104,764
Unsecured short-term financing.........          --              --            2,513           (2,513)(G)           --
Accounts payable, accrued and other
  liabilities..........................      82,809              --            6,886           47,378(E)       137,073
Security deposits and prepaid rents....      10,023              --            2,532               --           12,555
                                         ----------         -------         --------        ---------       ----------
                                            904,328          11,386          399,087           66,935        1,381,736
Minority interest in other
  partnerships.........................      36,128           1,888           18,872          (13,120)(E)       43,768
Minority interest in Operating
  Partnership..........................     124,952           1,471            7,424           (7,424)(E)      126,423
Class A common stock, $.01 par value...         413              --              107             (107)(E)
                                                                                                   66(F)           479
Class B common stock, $.01 par value...           2              --               --               --                2
Non-voting preferred stock, $.01 par
  value................................          --              --           24,132          (24,132)(E)           --
Class B Cumulative Convertible
  Preferred Stock, $.01 par value......      75,000              --               --               --           75,000
Class C Cumulative Preferred Stock $.01
  par value............................      60,000              --               --               --           60,000
Class D Cumulative Preferred Stock $.01
  par value............................     105,000              --               --               --          105,000
Treasury Stock.........................      (6,001)                                                            (6,001)
Additional paid in capital.............     998,000              --          148,930         (148,930)(E)
                                                                                              249,930(F)
                                                                                                1,634(E)     1,249,564
Notes receivable on common stock
  purchases............................     (41,608)             --               --               --          (41,608)
Distributions in excess of earnings....     (33,900)             --          (44,132)          44,132(E)       (33,900)
Accumulated other comprehensive
  losses...............................      (1,843)             --               --            1,706(E)          (137)
                                         ----------         -------         --------        ---------       ----------
                                          1,155,063              --          129,037          124,299        1,408,399
                                         ----------         -------         --------        ---------       ----------
        Total liabilities and equity...  $2,220,471         $14,745         $554,420        $ 170,690       $2,960,326
                                         ==========         =======         ========        =========       ==========

---------------

(A) Represents the unaudited historical consolidated financial position of AIMCO as of March 31, 1998, as reported in AIMCO's Quarterly Report on Form 10-Q.

(B) Represents adjustments to reflect the purchase of two properties for an aggregate purchase price of 14,727.

(C) Represents the unaudited historical consolidated financial position of Ambassador as of March 31, 1998. Certain reclassifications have been made to Ambassador's historical balance sheet to conform to AIMCO's balance sheet presentation.

(D) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the issuance of 6,578,833 shares of AIMCO Common Stock, valued at $249,996 (based on $38.00 per share, the average price calculated in accordance with the Ambassador Merger Agreement), as consideration to holders of Ambassador Common Stock outstanding as of the date of the Ambassador Merger; (ii) the additional purchase price consideration of $1,634 for the Ambassador Merger resulting from the Ambassador Stock Options, which have been converted to options to purchase shares of AIMCO Common Stock; and (iii) the allocation of the combined purchase price of Ambassador based on the preliminary estimates of relative fair market value of the assets and liabilities of Ambassador.

(E) As of March 31, 1998, AIMCO has an investment in Ambassador of $19,881, comprised of 886,600 shares of Ambassador Common Stock. In connection with the Ambassador Merger, AIMCO issued 6,578,833 shares of AIMCO Common Stock valued at $249,996 (based on $38.00 per share, the average price calculated in accordance with the Ambassador Merger Agreement) to acquire the shares of Ambassador Common Stock owned by the Ambassador stockholders. AIMCO's investment in Ambassador Common Stock of $268,171, is as follows:

Amount of Ambassador Common Stock at March 31, 1998.........  $ 19,881
Less: Unrealized loss at March 31, 1998.....................    (1,706)
Purchase of Ambassador Common Stock from public.............   249,996
                                                              --------
          Total Investment..................................  $268,171
                                                              ========

     The total purchase price of Ambassador is $743,285, as follows:

Cash paid for initial investment in Ambassador..............  $ 19,881
Issuance of 6,578,833 shares of AIMCO Common Stock in the
  Ambassador Merger, at $38.00 per share....................   249,996
Assumption of Ambassador liabilities and minority interest
  in other partnerships.....................................   404,839
Transaction and loan assumption costs.......................    47,378
Buyout of limited partners in limited partnerships..........    19,557
Consideration for Ambassador stock options outstanding......     1,634
                                                              --------
          Total.............................................  $743,285
                                                              ========

     This amount was allocated to the various assets of Ambassador acquired in the Ambassador Merger, as follows:

Purchase price..............................................  $ 743,285
Historical basis of Ambassador's assets acquired............   (554,420)
                                                              ---------
Step-up to record the fair value of Ambassador's assets
  acquired..................................................  $ 188,865
                                                              =========

     This step-up was applied to Ambassador's assets as follows:

Real estate.................................................  $199,326
Investment in real estate partnerships......................     1,020
Reduction in value of deferred loan costs...................   (10,619)
Reduction in value of other assets..........................      (862)
                                                              --------
          Total.............................................  $188,865
                                                              ========

     As of March 31, 1998, Ambassador's minority interest in its operating partnership was $7,424. This balance was eliminated upon the completion of the Ambassador Merger.

     As of March 31, 1998, Ambassador's shareholders' equity was $129,037, which is detailed as follows:

Preferred stock.............................................  $ 24,132
Common stock................................................       107
Additional paid-in capital..................................   148,930
Distributions in excess of accumulated earnings.............   (44,132)
                                                              --------
          Total.............................................  $129,037
                                                              ========

     Upon completion of the Ambassador Merger, the entire amount of shareholders' equity is eliminated.

     In addition, upon completion of the Ambassador Merger, $13,120 of minority interest in other partnerships of Ambassador is eliminated in connection with the buyout of limited partners in certain limited partnerships.

(F) Represents the issuance of 6,578,833 shares of AIMCO Common Stock, valued at $249,996, to Ambassador stockholders, in exchange for all the shares of Ambassador Common Stock and Ambassador Preferred Stock not owned by AIMCO.

(G) Represents the repayment of the Ambassador line of credit upon the completion of the Ambassador Merger. AIMCO borrowed under its line of credit in order to fund this repayment.

(H) Represents notes receivable from the Unconsolidated Subsidiaries of $50,000 and equity in the unconsolidated subsidiaries of $38,775. The combined historical balance sheet of the Unconsolidated Subsidiaries as of March 31, 1998 is presented below. There were no pro forma adjustments to the balance sheet as of March 31, 1998.

                          UNCONSOLIDATED SUBSIDIARIES

               PRO FORMA CONSOLIDATED BALANCE SHEET (PRE-MERGER)
                              AS OF MARCH 31, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               HISTORICAL
                                                               ----------
Real estate.................................................    $ 20,908
Cash and cash equivalents...................................       4,354
Restricted cash.............................................       4,925
Management contracts........................................      50,514
Deferred financing costs....................................       3,194
Goodwill....................................................      44,799
Other assets................................................      31,011
                                                                --------
          Total assets......................................    $159,705
                                                                ========
Secured notes payable.......................................    $ 72,269
Accounts payable, accrued and other liabilities.............      50,521
Security deposits and prepaid rents.........................         312
                                                                --------
                                                                 123,102
Common stock................................................       2,298
Preferred stock.............................................      38,775
Retained earnings...........................................      (4,351)
Notes receivable on common stock purchases..................        (119)
                                                                --------
                                                                  36,603
                                                                --------
          Total liabilities and equity......................    $159,705
                                                                ========

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

          PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                     AMBASSADOR
                                                  COMPLETED            NHP          AMBASSADOR     PURCHASE PRICE      PRO
                               HISTORICAL(A)   TRANSACTIONS(B)   TRANSACTIONS(C)   HISTORICAL(D)   ADJUSTMENTS(E)     FORMA
                               -------------   ---------------   ---------------   -------------   --------------   ---------
Rental and other property
  revenues....................   $193,006         $ 95,828(F)        $ 6,660         $ 93,329         $     --      $ 388,823
Property operating expenses...    (76,168)         (48,107)(F)        (2,941)         (36,088)              --       (163,304)
Owned property management
  expense.....................     (6,620)          (3,454)(F)          (282)              --               --        (10,356)
Depreciation..................    (37,741)         (19,109)(F)        (1,414)         (18,979)          (5,378)(J)    (82,621)
                                 --------         --------           -------         --------         --------      ---------
Income from property
  operations..................     72,477           25,158             2,023           38,262           (5,378)       132,542
                                 --------         --------           -------         --------         --------      ---------
Management fees and other
  income......................     13,937               --             7,813               --               --         21,750
Management and other
  expenses....................     (9,910)              --            (5,394)              --               --        (15,304)
Corporate overhead
  allocation..................       (588)              --                --               --               --           (588)
Amortization..................     (1,401)              --            (5,800)              --               --         (7,201)
                                 --------         --------           -------         --------         --------      ---------
Income from service company
  business....................      2,038               --            (3,381)              --               --         (1,343)
Minority interest in service
  company business............        (10)              --                --               --               --            (10)
                                 --------         --------           -------         --------         --------      ---------
AIMCO's share of income from
  service company business....      2,028               --            (3,381)              --               --         (1,353)
                                 --------         --------           -------         --------         --------      ---------
General and administrative
  expenses....................     (5,396)              --            (1,025)          (7,392)           7,392(K)      (6,421)
Interest expense..............    (51,385)          (8,502)(G)        (5,462)         (26,987)            (221)(L)    (92,557)(P)
Interest income...............      8,676               --             1,900               --               --         10,576
Minority interest in other
  partnerships................      1,008              779(H)             16             (851)             705(M)       1,657
Equity in losses of
  unconsolidated
  partnerships................     (1,798)            (122)(I)        (8,542)             405               --        (10,057)
Equity in earnings of
  unconsolidated
  subsidiaries................      4,636               --             5,790               --               --         10,426(R)
                                 --------         --------           -------         --------         --------      ---------
Income from operations........     30,246           17,313            (8,681)           3,437            2,498         44,813
Gain on dispositions of
  property....................      2,720           (2,720)               --               --               --             --
                                 --------         --------           -------         --------         --------      ---------
Income before extraordinary
  item and minority interest
  in AIMCO Operating
  Partnership.................     32,966           14,593            (8,681)           3,437            2,498         44,813
Extraordinary item -- early
  extinguishment of debt......       (269)             269                --               --               --             --
                                 --------         --------           -------         --------         --------      ---------
Income before minority
  interest in AIMCO Operating
  Partnership.................     32,697           14,862            (8,681)           3,437            2,498         44,813
Minority interest in AIMCO
  Operating Partnership.......     (4,064)            (227)(N)         1,779(N)          (386)(N)            9(N)      (2,889)
                                 --------         --------           -------         --------         --------      ---------
Net income....................     28,633           14,635            (6,902)           3,051            2,507         41,924(P)
Income attributable to
  preferred stockholders......      2,315           17,617                --            2,296           (2,296)(O)     19,932(Q)
                                 --------         --------           -------         --------         --------      ---------
Income attributable to common
  stockholders................   $ 26,318         $ (2,982)          $(6,902)        $    755         $  4,803      $  21,992(P)
                                 ========         ========           =======         ========         ========      =========
Basic earnings per share......   $   1.09                                                                           $    0.47(P)
                                 ========                                                                           =========
Diluted earnings per share....   $   1.08                                                                           $    0.47(P)
                                 ========                                                                           =========
Weighted average shares
  outstanding.................     24,055                                                                              46,685
                                 ========                                                                           =========
Weighted average shares and
  equivalents outstanding.....     24,436                                                                              47,066
                                 ========                                                                           =========

---------------

(A) Represents AIMCO's audited consolidated results of operations for the year ended December 31, 1997.

(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1997: (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings;
     (iii) the 1997 Dispositions; (iv) the 1998 Stock Offering; (v) the 1998 Acquisitions; and (vi) the 1998 Disposition.

(C) Represents adjustments to reflect the purchase of the NHP Real Estate Companies, the NHP Merger, and the NHP Reorganization, as if the transactions had taken place on January 1, 1997. These adjustments are detailed, as follows:

                                       NHP
                                   REAL ESTATE          NHP               NHP                  NHP                 NHP
                                   PURCHASE(i)     HISTORICAL(ii)   ADJUSTMENTS(iii)    REORGANIZATION(iv)     TRANSACTIONS
                                   -----------     --------------   ----------------    ------------------     ------------
Rental and other property
  revenues........................   $ 6,660(v)       $ 16,842          $    --              $(16,842)(xvii)     $ 6,660
Property operating expenses.......    (2,941)(v)        (8,411)              --                 8,411(xvii)       (2,941)
Owned property management
  expense.........................      (282)(v)          (862)              --                   862(xvii)         (282)
Depreciation......................    (1,414)(vi)       (2,527)            (693)(xi)            3,220(xvii)       (1,414)
                                     -------          --------          -------              --------            -------
Income from property operations...     2,023             5,042             (693)               (4,349)             2,023
                                     -------          --------          -------              --------            -------
Management fees and other
  income..........................     1,405(vii)       72,176               --               (65,768)(xviii)      7,813
Management and other expenses.....    (2,263)(viii)     (35,267)             --                32,136 (xviii      (5,394)
Corporate overhead allocation.....        --                --               --                    --                 --
Amortization......................        --            (9,111)          (4,432)(xii)           7,743(xix)        (5,800)
                                     -------          --------          -------              --------            -------
Income from service company
  business........................      (858)           27,798           (4,432)              (25,889)            (3,381)
Minority interest in service
  company business................        --                --               --                    --                 --
                                     -------          --------          -------              --------            -------
AIMCO's share of income from
  service company business........      (858)           27,798           (4,432)              (25,889)            (3,381)
                                     -------          --------          -------              --------            -------
General and administrative
  expenses........................        --           (16,266)           8,668 (xiii           6,573 (xviii      (1,025)
Interest expense..................    (5,082)(ix)      (10,685)              --                10,305(xx)         (5,462)
Interest income...................       540(v)          1,963               --                  (603)(xxi)        1,900
Minority interest in other
  partnerships....................        16(v)             --               --                    --                 16
Equity in losses of unconsolidated
  partnerships....................    (3,905)(x)            --           (4,631)(xiv)              (6)            (8,542)
Equity in earnings of
  unconsolidated subsidiaries.....        --                --           (4,636)(xv)           10,426(xxii)        5,790
                                     -------          --------          -------              --------            -------
Income (loss) from operations.....    (7,266)            7,852           (5,724)               (3,543)            (8,681)
Income tax provision..............        --            (3,502)           3,502(xvi)               --                 --
                                     -------          --------          -------              --------            -------
Income (loss) before minority
  interest in Operating
  Partnership.....................    (7,266)            4,350           (2,222)               (3,543)            (8,681)
Minority interest in Operating
  Partnership.....................     1,296                --               --                   483              1,779
                                     -------          --------          -------              --------            -------
Net income (loss).................    (5,970)            4,350           (2,222)               (3,060)            (6,902)
Income attributable to preferred
  stockholders....................        --                --               --                    --                 --
                                     -------          --------          -------              --------            -------
Income (loss) attributable to
  common stockholders.............   $(5,970)         $  4,350          $(2,222)             $ (3,060)           $(6,902)
                                     =======          ========          =======              ========            =======

---------------

(i) Represents the adjustment to record activity from January 1, 1997 to the date of acquisition, as if the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997. The historical financial statements of the NHP Real Estate Companies consolidate certain real estate partnerships in which they have an interest that will be presented on the equity method by AIMCO as a result of the NHP Real Estate Reorganization. In addition, represents adjustments to record additional depreciation and amortization related to the increased basis in the assets of the NHP Real Estate Companies as a result of the allocation of the purchase price of the NHP Real Estate Companies and additional interest expense incurred in connection with borrowings incurred by AIMCO to consummate the NHP Real Estate Acquisition.

(ii) Represents the unaudited consolidated results of operations of NHP for the period from January 1, 1997 through December 8, 1997 (date of NHP Merger).

(iii) Represents the following adjustments occurring as a result of the NHP
      Merger: (i) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (ii) the incremental depreciation of the purchase price adjustment related to real estate; (iii) the incremental amortization of the purchase price adjustment related to the management contracts, furniture, fixtures and equipment, and goodwill; (iv) the reversal of equity in earnings of NHP during the pre-merger period when AIMCO held a 47.62% interest in NHP; and (v) the amortization of the increased basis in investments in real estate partnerships based on the purchase price adjustment related to real estate and an estimated average life of 20 years.

(iv) Represents adjustments related to the NHP Reorganization, whereby AIMCO will contribute or sell to the Unconsolidated Subsidiaries and the Unconsolidated Partnership: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP and (ii) 12 real estate properties containing 2,905 apartment units. The adjustments represent (i) the related revenues and expenses primarily related to the management operations and other businesses owned by NHP and (ii) the historical results of operations of such real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

(v) Represents adjustments to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997.

(vi) Represents incremental depreciation related to the consolidated real estate assets purchased from the NHP Real Estate Companies. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(vii) Represents the adjustment to record the revenues from ancillary businesses purchased from the NHP Real Estate Companies as if the acquisition had occurred on January 1, 1997.

(viii)Represents $4,878 related to the adjustment to record the expenses from ancillary businesses purchased from the NHP Real Estate Companies as if the acquisition had occurred on January 1, 1997, less $2,615 related to a reduction in personnel costs pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and the date of completion.

(ix) Represents adjustments in the amount of $3,391 to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997, as well as the increase in interest expense in the amount of $1,691 related to borrowings on AIMCO's Credit Facility of $55,807 to finance the NHP Real Estate Acquisition

(x) Represents adjustments in the amount of $2,432 to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997, as well as amortization of $1,473 related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of the NHP Real Estate Companies, based on an estimated average life of 20 years.

(xi) Represents incremental depreciation related to the real estate assets purchased from NHP. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(xii) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management and other business operated by the Unconsolidated Subsidiaries, based on AIMCO's new basis as adjusted by the allocation of the combined purchase price of NHP including amortization of management contracts of $3,782, depreciation of furniture, fixtures and equipment of $2,018 and amortization of goodwill of $7,743, less NHP's historical depreciation and amortization of $9,111. Management contracts are amortized using the straight-line method over the weighted average life of the contracts estimated to be approximately 15 years.

      Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated life of 3 years. Goodwill is amortized using the straight-line method over 20 years.

(xiii)Represents a reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan, approved by AIMCO senior management, specifically identifying all significant actions to be taken to complete the restructuring plan, assuming that the Merger had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997.

(xiv) Represents adjustment for amortization of the increased basis in investments in real estate partnerships, as a result of the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, based on an estimated average life of 20 years.

(xv) Represents the reversal of equity in earnings in NHP during the pre-merger period when AIMCO held a 47.62% interest in NHP, as a result of AIMCO's acquisition of 100% of the NHP Common Stock.

(xvi) Represents the reversal of NHP's income tax provision due to the restructuring of the management business to the Unconsolidated Subsidiaries.

(xvii)Represents the contribution of NHP's 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership pursuant to the NHP Reorganization.

(xviii)
      Represents the historical income and expenses associated with certain assets and liabilities of NHP that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.

(xix) Represents the amortization and depreciation of certain management contracts and other assets of NHP, based on AIMCO's new basis resulting from the allocation of the purchase price of NHP, that will be contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.

(xx) Represents interest expense of $6,020 related to the contribution of NHP's 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership and interest expense of $4,285 related to the certain assets and liabilities that will be contributed or sold to the Unconsolidated Subsidiaries pursuant to the NHP Reorganization.

(xxi) Represents the interest income of $5,000 earned on notes payable of $50,000 to AIMCO issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries by AIMCO, net of the elimination of AIMCO's share of the related interest expense of $4,750 reflected in the equity in earnings of the Unconsolidated Subsidiaries operating results, offset by $853 in interest income primarily related to the management operations and other businesses owned by NHP contributed or sold to the Unconsolidated Subsidiaries pursuant to the NHP Reorganization.

(xxii)Represents AIMCO's equity in earnings of the Unconsolidated Subsidiaries.

(D) Represents the audited historical statement of operations of Ambassador for the year ended December 31, 1997. Certain reclassifications have been made to Ambassador's historical Statement of Operations to conform to AIMCO's Statement of Operations presentation. The Ambassador historical Statement of Operations excludes extraordinary loss of $1,384 and a loss on sale of an interest rate cap of $509.

(E) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense resulting from the net reduction of debt; and
     (iv) the elimination of the minority interest associated with Jupiter I, L.P.

(F) Represents adjustments to reflect the 1997 Property Acquisitions and the 1998 Acquisitions, less the 1997 Dispositions and the 1998 Disposition as if they had occurred on January 1, 1997. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

     These adjustments are as follows:

                                           1997 PROPERTY       1997           1998          1998
                                           ACQUISITIONS    DISPOSITIONS   ACQUISITIONS   DISPOSITION    TOTAL
                                           -------------   ------------   ------------   -----------   --------
Rental and other property revenues.......    $ 88,589        $(4,081)       $13,425        $(2,105)    $ 95,828
Property operating expense...............     (44,109)         1,944         (6,725)           783      (48,107)
Owned property management expense........      (3,233)           133           (429)            75       (3,454)
Depreciation.............................     (16,839)           452         (3,076)           354      (19,109)

(G)  Represents adjustments to interest expense for the following:

Borrowings on AIMCO's Credit Facility and other loans and
  mortgages assumed in connection with the 1997 Property
  Acquisitions..............................................  $(29,427)
Repayments on AIMCO's Credit Facility and other indebtedness with proceeds from the 1997 Dispositions and the 1997
  Stock Offerings...........................................    19,505
Repayments on AIMCO's Credit Facility with proceeds from a
  dividend received from one of the Unconsolidated
  Subsidiaries..............................................     1,889
Borrowings on AIMCO's Credit Facility and other loans and
  mortgages assumed in connection with the 1998
  Acquisitions..............................................    (4,700)
Repayments on AIMCO's Credit Facility and other indebtedness with proceeds from the 1998 Disposition and the 1998 Stock
  Offering..................................................     4,231
                                                              --------
                                                              $ (8,502)
                                                              ========

(H) Represents income related to limited partners in consolidated partnerships acquired in connection with the 1997 Property Acquisitions.

(I) Represents the reduction in AIMCO's earnings in unconsolidated partnerships as a result of the consolidation of additional partnerships resulting from additional ownership acquired through tender offers.

(J) Represents incremental depreciation related to the real estate assets purchased in connection with the Ambassador Merger. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(K) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Ambassador Merger, as follows:

Duplication of public company expenses......................   $  724
Reduction in salaries and benefits..........................    4,197
Merger related costs........................................      524
Other.......................................................    1,947
                                                               ------
                                                               $7,392
                                                               ======

     The reduction in salaries and benefits is pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the Ambassador Merger had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion.

(L) Represents the decrease in interest expense of $3,612 related to the repayment of the Ambassador revolving lines of credit upon consummation of the Ambassador Merger, offset by an increase in interest expense of $3,833 related to borrowings under the AIMCO line of credit.

(M) Represents elimination of minority interest in Jupiter-I, L.P. resulting from the redemption of limited partnership interests not owned by Ambassador in connection with the Ambassador Merger.

(N) Represents adjustments to Minority Interest in AIMCO Operating Partnership assuming the Completed Transactions, the NHP Transactions, and the Ambassador Merger had occurred as of January 1, 1997. On a pro forma basis, without giving effect to the NHP Transactions, as of December 31, 1997, the minority interest percentage is approximately 15.5%. On a pro forma basis, without giving effect to the Ambassador Merger, as of December 31, 1997, the minority interest percentage is approximately 13.3%. On a pro forma basis, giving effect to the Ambassador Merger, as of December 31, 1997, the minority interest percentage is approximately 11.6%.

(O) Represents the elimination of the preferred stock dividends of Ambassador upon the conversion of the Ambassador Preferred Stock to AIMCO Common Stock.

(P) The following table presents the net impact to pro forma net income applicable to holders of AIMCO Common Stock and net income per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%:

Increase in interest expense................................  $   211
                                                              =======
Income before minority interest in AIMCO Operating
  Partnership...............................................  $44,602
Minority interest in AIMCO Operating Partnership............   (2,864)
                                                              =======
Net income..................................................  $41,738
                                                              =======
Net income attributable to common stockholders..............  $21,806
                                                              =======
Basic earnings per common share.............................  $  0.47
                                                              =======
Diluted earnings per common share...........................  $  0.46
                                                              =======

(Q) Represents the net income attributable to holders of the AIMCO Class B Preferred Stock, the AIMCO Class C Preferred Stock, and the AIMCO Class D Preferred Stock as if these stock offerings had occurred as of January 1, 1997.

(R) Represents AIMCO's equity in earnings in the Unconsolidated Subsidiaries of $5,676, plus the elimination of intercompany interest expense of $4,750. The combined Pro Forma Statement of Operations (Pre-Merger) of the Unconsolidated Subsidiaries for the year ended December 31, 1997 is presented below, which represents the effects of the Ambassador Merger, the NHP Merger and the NHP Reorganization as if these transactions had occurred as of January 1, 1997.

                          UNCONSOLIDATED SUBSIDIARIES

          PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                        REORGANIZATION
                                                        HISTORICAL(i)   ADJUSTMENTS(ii)     PRO FORMA
                                                        -------------   ---------------     ---------
Rental and other property revenues....................    $  6,194         $   6,371(iii)   $ 12,565
Property operating expenses...........................      (3,355)           (3,531)(iii)    (6,886)
Owned property management expense.....................        (147)             (478)(iii)      (625)
Depreciation expense..................................      (1,038)             (767)(iii)    (1,805)
                                                          --------         ---------        --------
Income from property operations.......................       1,654             1,595           3,249
                                                          --------         ---------        --------
Management fees and other income......................      23,776            41,992(iv)      65,768
Management and other expenses.........................     (11,733)          (20,403)(iv)    (32,136)
Amortization..........................................      (3,726)           (4,017)(iv)     (7,743)
                                                          --------         ---------        --------
Income from service company...........................       8,317            17,572          25,889
Minority interest in service company..................          --                --              --
                                                          --------         ---------        --------
Company's share of service company....................       8,317            17,572          25,889
                                                          --------         ---------        --------
General and administrative expense....................          --            (6,573)(iv)     (6,573)
Interest expense......................................      (6,058)           (5,849)(v)     (11,907)
Interest income.......................................       1,001              (148)(iv)        853
Minority interest in other partnerships...............      (2,819)            2,198(vii)       (621)
Equity in losses of unconsolidated partnerships.......      (1,028)            1,028(iii)         --
Equity in earnings of Unconsolidated Subsidiaries.....       2,943            (2,943)(vi)         --
                                                          --------         ---------        --------
Income from operations................................       4,010             6,880          10,890
Income tax provision..................................      (1,902)           (3,013)(viii)   (4,915)
                                                          --------         ---------        --------
Net income............................................    $  2,108         $   3,867        $  5,975
                                                          ========         =========        ========
Income attributable to preferred stockholders.........    $  2,003         $   3,673        $  5,676
                                                          ========         =========        ========
Income attributable to common stockholders............    $    105         $     194        $    299
                                                          ========         =========        ========

---------------

(i) Represents the historical results of operations of the Unconsolidated Subsidiaries for the year ended December 31, 1997.

(ii) Represents adjustments related to the NHP Reorganization, which includes the sale or contribution of 14 properties containing 2,725 apartment units from the unconsolidated partnerships to the Unconsolidated Subsidiaries, as well as the sale or contribution of 12 properties containing 2,905 apartment units from the Unconsolidated Subsidiaries to the Unconsolidated Partnership.

(iii)Represents adjustments for the historical results of operations of the 14 real estate properties contributed or sold to the Unconsolidated Subsidiaries, offset by the historical results of operations of the 12 real estate properties contributed or sold to the Unconsolidated Partnership, with additional depreciation recorded related to AIMCO's new basis resulting from the allocation of purchase price of NHP and the NHP Real Estate Companies.

(iv) Represents adjustments to reflect income and expenses associated with certain assets and liabilities of NHP contributed or sold to the Unconsolidated Subsidiaries.

(v) Represents adjustments of $6,058 to reverse the historical interest expense of the Unconsolidated Subsidiaries, which resulted from its original purchase of NHP Common Stock, offset by $2,622 related to the contribution or sale of the 14 real estate properties, $4,285 related to assets and liabilities transferred from AIMCO to the Unconsolidated Subsidiaries and $5,000 related to a note payable to AIMCO.

(vi) Represents the reversal of the historical equity in earnings of NHP for the period in which NHP was not consolidated by the Unconsolidated Subsidiaries.

(vii)Represents the minority interest in the operations of the 14 real estate properties.

(viii)
     Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill which is not deductible for tax purposes.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

          PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            AMBASSADOR
                                                         COMPLETED         AMBASSADOR     PURCHASE PRICE
                                      HISTORICAL(A)   TRANSACTIONS(B)     HISTORICAL(C)   ADJUSTMENTS(D)      PRO FORMA
                                      -------------   ---------------     -------------   ---------------     ---------
Rental and other property
  revenues..........................  $      71,336   $         2,866(E)  $      24,882   $            --     $  99,084
Property operating expenses.........        (26,309)           (1,183)(E)        (9,513)               --       (37,005)
Owned property management expense...         (2,132)              (93)(E)            --                --        (2,225)
Depreciation........................        (13,977)             (663)(E)        (5,113)             (976)(G)   (20,729)
                                      -------------   ---------------     -------------   ---------------     ---------
Income from property operations.....         28,918               927            10,256              (976)       39,125
                                      -------------   ---------------     -------------   ---------------     ---------
Management fees and other income....          4,821                --                --                --         4,821
Management and other expenses.......         (1,961)               --                --                --        (1,961)
Corporate overhead allocation.......           (147)               --                --                --          (147)
Amortization........................         (1,720)               --                --                --        (1,720)
                                      -------------   ---------------     -------------   ---------------     ---------
Income from service company
  business..........................            993                --                --                --           993
Minority interest in service company
  business..........................             (1)               --                --                --            (1)
                                      -------------   ---------------     -------------   ---------------     ---------
AIMCO's share of income from service
  company business..................            992                --                --                --           992
                                      -------------   ---------------     -------------   ---------------     ---------
General and administrative
  expenses..........................         (1,974)               --            (2,438)            2,438(H)     (1,974)
Interest expense....................        (15,441)             (470)(F)        (6,888)              137(I)    (22,662)(M)
Interest income.....................          6,076                --                --                --         6,076
Minority interest in other
  partnerships......................           (582)               --              (345)              292(J)       (635)
Equity in losses of unconsolidated
  partnerships......................           (653)               --               (30)               --          (683)
Equity in earnings of unconsolidated
  subsidiaries......................          4,068                --                --                --         4,068(O)
                                      -------------   ---------------     -------------   ---------------     ---------
Income from operations..............         21,404               457               555             1,891        24,307
Gain on dispositions of property....          2,526            (2,526)               --                --            --
                                      -------------   ---------------     -------------   ---------------     ---------
Income before minority interest in
  Operating Partnership.............         23,930            (2,069)              555             1,891        24,307
Minority interest in Operating
  Partnership.......................         (2,288)              132(K)            (87)               79(K)     (2,164)(K)
                                      -------------   ---------------     -------------   ---------------     ---------
Net income..........................         21,642            (1,937)              468             1,970        22,143(M)
Income attributable to preferred
  stockholders......................          3,681             1,233               584              (584)(L)     4,914(N)
                                      -------------   ---------------     -------------   ---------------     ---------
Income attributable to common
  stockholders......................  $      17,961   $        (3,170)    $        (116)  $         2,554     $  17,229(M)
                                      =============   ===============     =============   ===============     =========
Basic earnings per share............  $        0.44                                                           $    0.36(M)
                                      =============                                                           =========
Diluted earnings per share..........  $        0.43                                                           $    0.36(M)
                                      =============                                                           =========
Weighted average shares
  outstanding.......................         41,128                                                              47,675
                                      =============                                                           =========
Weighted average shares and
  equivalents outstanding...........         41,310                                                              47,773
                                      =============                                                           =========

---------------

(A) Represents AIMCO's unaudited consolidated results of operations for the three months ended March 31, 1998.

(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1997: (i) the 1998 Stock Offering; (ii) the 1998 Acquisitions; and (iii) the 1998 Disposition.

(C) Represents the unaudited historical statement of operations of Ambassador for the three months ended March 31, 1998. Certain reclassifications have been made to Ambassador's historical Statement of Operations to conform to AIMCO's Statement of Operations presentation. The Ambassador historical Statement of Operations excludes an extraordinary loss of $323.

(D) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense resulting from the net reduction of debt; and
     (iv) the elimination of the minority interest associated with Jupiter I, L.P.

(E) Represents adjustments to reflect the 1998 Acquisitions, less the 1998 Disposition as if they had occurred on January 1, 1997. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

     These adjustments are as follows:

                                                   1998          1998
                                               ACQUISITIONS   DISPOSITION    TOTAL
                                               ------------   -----------   -------
Rental and other property revenues...........    $ 2,964         $(98)      $ 2,866
Property operating expense...................     (1,274)          91        (1,183)
Owned property management expense............        (99)           6           (93)
Depreciation.................................       (681)          18          (663)

(F)  Represents adjustments to interest expense for the following:

Borrowings on AIMCO's Credit Facility and other loans and
  mortgages assumed in connection with the 1998
  Acquisitions..............................................    (1,016)
Repayments on AIMCO's Credit Facility and other indebtedness with proceeds from the 1998 Disposition and the 1998 Stock
  Offering..................................................       546
                                                               -------
                                                               $  (470)
                                                               =======

(G) Represents incremental depreciation related to the real estate assets purchased in connection with the Ambassador Merger. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(H) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Ambassador Merger, as follows:

Duplication of public company expenses......................   $  317
Reduction in salaries and benefits..........................    1,108
Merger related costs........................................      436
Other.......................................................      577
                                                               ------
                                                               $2,438
                                                               ======

     The reduction in salaries and benefits is pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the Ambassador Merger had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion.

(I) Represents the decrease in interest expense of $1,081 related to the repayment of the Ambassador revolving lines of credit upon consummation of the Ambassador Merger, offset by an increase in interest expense of $944 related to borrowings under the AIMCO line of credit.

(J) Represents elimination of minority interest in Jupiter-I, L.P. resulting from the redemption of limited partnership interests not owned by Ambassador in connection with the Ambassador Merger.

(K) Represents adjustments to Minority Interest in AIMCO Operating Partnership assuming the Completed Transactions and the Ambassador Merger had occurred as of January 1, 1997. On a pro forma basis, without giving effect to the Ambassador Merger, as of March 31, 1998, the minority interest percentage is approximately 12.7%. On a pro forma basis, giving effect to the Ambassador Merger, as of March 31, 1998, the minority interest percentage is approximately 11.2%.

(L) Represents the elimination of the preferred stock dividends of Ambassador upon the conversion of the preferred stock to AIMCO Common Stock.

(M) The following table presents the net impact to pro forma net income applicable to holders of AIMCO Common Stock and net income per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%:

Increase in interest expense................................   $    52
                                                               =======
Income before minority interest in AIMCO Operating
  Partnership...............................................   $24,255
Minority interest in AIMCO Operating Partnership............    (2,159)
                                                               -------
Net income..................................................   $22,096
                                                               =======
Net income attributable to common stockholders..............   $17,182
                                                               =======
Basic earnings per common share.............................   $  0.36
                                                               =======
Diluted earnings per common share...........................   $  0.36
                                                               =======

(N) Represents the net income attributable to holders of the AIMCO Class B Preferred Stock, the AIMCO Class C Preferred Stock, and the AIMCO Class D Preferred Stock as if these stock offerings had occurred as of January 1, 1997.

(O) Represents AIMCO's equity in earnings in the Unconsolidated Subsidiaries of $4,068. The combined historical statement of operations of the unconsolidated subsidiaries for the three months ended March 31, 1998 is presented below. There were no pro forma adjustments to the statement of operations for the three months ended March 31, 1998.

                          UNCONSOLIDATED SUBSIDIARIES

                             PRO FORMA CONSOLIDATED
                      STATEMENT OF OPERATIONS (PRE-MERGER)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                 (IN THOUSANDS)

                                                              HISTORICAL
                                                              ----------
Rental and other property revenues..........................   $  3,353
Property operating expenses.................................     (1,771)
Owned property management expense ..........................       (115)
Depreciation expense........................................       (295)
                                                               --------
Income from property operations.............................      1,172
                                                               --------
Management fees and other income............................     21,837
Management and other expenses...............................    (12,335)
Amortization................................................       (695)
                                                               --------
Income from service company.................................      8,807
                                                               --------
Interest expense............................................     (1,649)
Interest income.............................................        272
Minority interest in other partnerships.....................     (1,275)
                                                               --------
Income from operations......................................      7,327
Income tax provision........................................     (3,045)
                                                               --------
Net income..................................................   $  4,282
                                                               ========
Income attributable to preferred stockholders...............   $  4,068
                                                               ========
Income attributable to common stockholders..................   $    214
                                                               ========

                    PRO FORMA FINANCIAL INFORMATION OF AIMCO
                                    (MERGER)

INTRODUCTION

     On March 17, 1998, AIMCO entered into Merger Agreement pursuant to which Insignia will be merged with and into AIMCO with AIMCO as the survivor. The Merger Agreement provides that prior to the Merger, Insignia will complete the Distribution to its stockholders of all of the Holdings Common Stock. Pursuant to the Indemnification Agreement Holdings will provide indemnification for certain liabilities arising under the Merger Agreement.

     In the Merger the Insignia Common Stock will be converted, assuming the stockholders of AIMCO and Insignia approve the Merger, into the right to receive an aggregate of approximately $303 million of Class E Preferred Stock. In addition to receiving the same dividends as holders of AIMCO Common Stock, holders of AIMCO Class E Preferred Stock will be entitled to the Special Dividend of $50 million in the aggregate. When the Special Dividend is paid in full, the AIMCO Class E Preferred stock will automatically convert into AIMCO Common Stock on a one-for-one basis, subject to antidilution adjustments, if any. In addition, there will remain outstanding approximately $308 million in indebtedness and other liabilities of Insignia and its subsidiaries and subsidiaries of AIMCO will assume approximately $149.5 million of Convertible Securities for a total transaction value of approximately $811 million. Also, the Insignia Merger Agreement provides that AIMCO is required to propose to acquire (by merger) the outstanding shares of beneficial interest in IPT (the "IPT Merger"), at a price of at least $13.25 per IPT share and use its reasonable best efforts to consummate the IPT Merger after the closing of the Merger, but not earlier than August 15, 1998. IPT is an approximately 61% owned subsidiary of Insignia; the 39% of the shares of IPT not owned by Insignia are valued at an aggregate of approximately $152 million, after considering the effect of the proposed merger of IPT and AMIT (the "IPT-AMIT Merger"), assuming a value of $13.25 per share. If the Merger is consummated, AIMCO will assume property management of approximately 192,000 multifamily units which consist of general and limited partnership investments in 115,000 units and third party management of 77,000 units. IPT owns a 32% weighted average general and limited partnership interest in approximately 51,000 units.

     The following Pro Forma Consolidated Balance Sheet (Merger) of AIMCO as of March 31, 1998 has been prepared as if each of the following transactions had occurred as of March 31, 1998: (i) all the transactions discussed in the Pro Forma Financial Statements (Pre-Merger), appearing elsewhere herein; (ii) the Merger; (iii) the Distribution, (iv) the IPT-AMIT Merger, (v) the IPT Merger; and (vi) the transfer of certain assets and liabilities of Insignia to the Unconsolidated Subsidiaries following the Merger (the "Insignia Reorganization").

     The following Pro Forma Consolidated Statement of Operations (Merger) of AIMCO for the year ended December 31, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) all the transactions discussed in the Pro Forma Financial Statements (Pre-Merger), appearing elsewhere herein; (ii) the Merger; (iii) the Distribution, (iv) the IPT-AMIT Merger, (v) the IPT Merger; and (vi) the Insignia Reorganization.

     The following Pro Forma Consolidated Statement of Operations (Merger) of AIMCO for the three months ended March 31, 1998 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) all the transactions discussed in the Pro Forma Financial Statements (Pre-Merger), appearing elsewhere herein; (ii) the Merger; (iii) the Distribution, (iv) the IPT-AMIT Merger, (v) the IPT Merger; and (vi) the Insignia Reorganization.

     The following Pro Forma Financial Information (Merger) is based, in part, on: (i) the audited Consolidated Financial Statements of Insignia for the year ended December 31, 1997; (ii) the audited Consolidated Financial Statements of AMIT for the year ended December 31, 1997; (iii) the unaudited Consolidated Financial Statements of Insignia for the three months ended March 31, 1998; and
(iv) the unaudited Consolidated Financial Statements of AMIT for the three months ended March 31, 1998. The following Pro Forma Financial Information (Merger) is also based, in part, on the Pro Forma Financial

Information (Pre-Merger) of AIMCO, included elsewhere herein. Such pro forma information is based in part upon: (i) the audited Consolidated Financial Statements of Ambassador for the year ended December 31, 1997; (ii) the audited Consolidated Financial Statements of AIMCO for the year ended December 31, 1997;
(iii) the unaudited Consolidated Financial Statements of Ambassador for the three months ended March 31, 1998; (iv) the unaudited Consolidated Financial Statements of AIMCO for the three months ended March 31, 1998; and (v) the historical financial statements of certain properties and companies acquired by AIMCO filed in AIMCO's Current Reports on Form 8-K, dated April 16, 1997, May 5, 1997, June 3, 1997, September 19, 1997, October 15, 1997, and December 1, 1997.
The following Pro Forma Financial Information (Merger) should be read in conjunction with such financial statements and notes thereto.

     The unaudited Pro Forma Financial Information (Merger) has been prepared using the purchase method of accounting whereby the assets and liabilities of Insignia are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information (Merger) may differ from the amounts ultimately determined.

     The unaudited Pro Forma Financial Information (Merger) has been prepared under the assumption that the AIMCO stockholders approved the Merger, the AIMCO Class E Preferred Stock has been converted to AIMCO Common Stock, the IPT-AMIT Merger occurs, and the IPT Merger was consummated.

     If the stockholders of AIMCO do not approve the Merger, the Merger may nonetheless be consummated. However, instead of receiving approximately $303 million in AIMCO Class E Preferred Stock, holders of Insignia Common Stock would receive approximately $203 million in AIMCO Class E Preferred Stock, and approximately $100 million in AIMCO Class F Preferred Stock. In either case, holders of AIMCO Class E Preferred Stock would be entitled to the Special Dividend. Holders of AIMCO Class F Preferred Stock will be entitled to receive the greater of (i) the dividends received by holders of AIMCO Common Stock and
(ii) preferred distributions of 10% of the liquidation value of the AIMCO Class F Preferred Stock, with the preferred return rate escalating by 1% each year until a 15% annual return is achieved. Upon the approval by stockholders of AIMCO, the AIMCO Class F Preferred Stock will convert into AIMCO Common Stock on a one-for-one basis, subject to antidilution adjustments, if any.

     The following unaudited Pro Forma Financial Information (Merger) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (MERGER)
                              AS OF MARCH 31, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    INSIGNIA        AIMCO BEFORE         INSIGNIA
                                  PRE-MERGER       INSIGNIA          MERGER           INSIGNIA        REORGANIZATION     AIMCO
                                 PRO FORMA(A)   AS ADJUSTED(B)   ADJUSTMENTS(C)   REORGANIZATION(D)   ADJUSTMENTS(E)   PRO FORMA
                                 ------------   --------------   --------------   -----------------   --------------   ----------
ASSETS
Real estate....................   $2,248,294       $ 31,967        $  21,153(F)      $2,301,414         $      --      $2,301,414
Property held for sale.........       35,824             --               --             35,824                --          35,824
Investments in securities......        5,584             --          303,000(F)
                                                                    (303,000)(G)          5,584                --           5,584
Investments in and notes
  receivable from
  unconsolidated
  subsidiaries.................       88,775             --               --             88,775            14,206(H)      102,981(J)
Investments in and notes
  receivable from
  unconsolidated
  partnerships.................      247,972        219,036          448,177(F)         915,185                --         915,185
Mortgage notes receivable......           --         29,884               --             29,884                --          29,884
Cash and cash equivalents......       41,432         68,952               --            110,384           (34,754)(I)      75,630
Restricted cash................       62,134             --               --             62,134                --          62,134
Accounts receivable............       25,782         23,419               --             49,201           (22,803)(I)      26,398
Deferred financing costs.......       18,744            764               --             19,508                --          19,508
Goodwill.......................      123,634         20,171             (433)(F)        143,372                --         143,372
Property management
  contracts....................           --         94,779           17,270(F)         112,049           (77,410)(H)      34,639
Other assets...................       62,151         30,116             (632)(F)         91,635           (15,904)(I)      75,731
                                  ----------       --------        ---------         ----------         ---------      ----------
                                  $2,960,326       $519,088        $ 485,535         $3,964,949         $(136,665)     $3,828,284
                                  ==========       ========        =========         ==========         =========      ==========

LIABILITIES AND SHAREHOLDERS'
  EQUITY

Secured notes payable..........   $  735,387       $ 29,463        $      --         $  764,850         $      --      $  764,850
Secured tax-exempt bond
  financing....................      391,957             --               --            391,957                --         391,957
Secured short-term financing...      104,764        202,276         (272,325)(F)
                                                                     152,000(F)
                                                                      50,000(F)
                                                                     308,434(F)         545,149           (50,000)(H)     495,149
Accounts payable, accrued and
  other liabilities............      137,073         37,120           20,000(F)         194,193           (69,995)(I)     124,198
Deferred tax liability.........           --         18,802          (18,802)(F)
                                                                      13,204(F)          13,204           (13,204)(H)          --
Security deposits and deferred
  income.......................       12,555          3,466               --             16,021            (3,466)(I)      12,555
                                  ----------       --------        ---------         ----------         ---------      ----------
                                   1,381,736        291,127          252,511          1,925,374          (136,665)      1,788,709
Minority interest in other
  partnerships.................       43,768         64,727          (64,727)(F)         43,768                --          43,768
Minority interest in Operating
  Partnership..................      126,423             --               --            126,423                --         126,423
Company-obligated mandatorily
  redeemable convertible
  securities of a subsidiary
  trust........................           --        144,137            5,363(F)         149,500                --         149,500
Class A common stock, $.01 par
  value........................          479            354             (354)(F)
                                                                          81(G)             560                --             560
Class B common stock, $.01 par
  value........................            2             --               --                  2                --               2
Class B Cumulative Convertible
  Preferred Stock, $.01 par
  value........................       75,000             --               --             75,000                --          75,000
Class C Cumulative Preferred
  Stock, $.01 par value........       60,000             --               --             60,000                --          60,000
Class D Cumulative Preferred
  Stock, $.01 par value........      105,000             --               --            105,000                --         105,000
Treasury stock.................       (6,001)            --               --             (6,001)               --          (6,001)
Additional paid in capital.....    1,249,564         (6,093)           6,093(F)
                                                                     302,919(G)
                                                                       8,485(F)       1,560,968                --       1,560,968
Notes receivable on common
  stock purchases..............      (41,608)            --               --            (41,608)               --         (41,608)
Distributions in excess of
  earnings.....................      (33,900)        24,836          (24,836)(F)        (33,900)               --         (33,900)
Accumulated other comprehensive
  losses.......................         (137)            --               --               (137)               --            (137)
                                  ----------       --------        ---------         ----------         ---------      ----------
                                   1,408,399         19,097          292,388          1,719,884                --       1,719,884
                                  ----------       --------        ---------         ----------         ---------      ----------
                                  $2,960,326       $519,088        $ 485,535         $3,964,949         $(136,665)     $3,828,284
                                  ==========       ========        =========         ==========         =========      ==========

---------------

(A) Represents AIMCO's pro forma consolidated financial position as of March 31, 1998, which gives effect to the purchase of two properties for an aggregate purchase price of $14.7 million and the Ambassador Merger. See "Pro Forma Financial Information (Pre-Merger)."

(B) Represents adjustments to reflect the Merger, including the IPT-AMIT Merger, and the Distribution, as if these transactions had occurred on March 31, 1998. These adjustments are detailed, as follows:

                                                  INSIGNIA       IPT-AMIT        HOLDINGS        INSIGNIA AS
                                                HISTORICAL(i)   MERGER(ii)   DISTRIBUTION(iii)    ADJUSTED
                                                -------------   ----------   -----------------   -----------
ASSETS
Real estate...................................    $ 26,003        $ 5,964        $      --        $ 31,967
Property held for sale........................          --             --               --              --
Investments in securities.....................          --             --               --              --
Investments in and notes receivable from
  unconsolidated subsidiaries.................          --             --               --              --
Investments in and notes receivable from
  unconsolidated partnerships.................     238,673             --          (19,637)        219,036
Mortgage notes receivable.....................          --         29,884               --          29,884
Cash and cash equivalents.....................      73,143         10,860          (15,051)         68,952
Restricted cash...............................          --             --               --              --
Accounts receivable...........................     151,919            615         (129,115)         23,419
Deferred financing costs......................         764             --               --             764
Goodwill......................................     230,118             --         (209,947)         20,171
Property management contracts.................     141,604             --          (46,825)         94,779
Other assets..................................      60,586           (138)         (30,332)         30,116
                                                  --------        -------        ---------        --------
                                                  $922,810        $47,185        $(450,907)       $519,088
                                                  ========        =======        =========        ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Secured notes payable.........................    $ 24,938        $ 4,525        $      --        $ 29,463
Secured tax-exempt bond financing.............          --             --               --              --
Secured short-term financing..................     233,484             --          (31,208)        202,276
Accounts payable, accrued and other
  liabilities.................................     166,007          1,737         (130,624)         37,120
Deferred tax liability........................      18,802             --               --          18,802
Security deposits and deferred income.........       3,466             --               --           3,466
                                                  --------        -------        ---------        --------
                                                   446,697          6,262         (161,832)        291,127
Minority interest in other partnerships.......      65,082             --             (355)         64,727
Minority interest in Operating Partnership....          --             --               --              --
Company-obligated mandatorily redeemable
  convertible securities of a subsidiary
  trust.......................................     144,137             --               --         144,137
Class A common stock, $.01 par value..........         313             41               --             354
Class B common stock, $.01 par value..........          --             --               --              --
Class B Cumulative Convertible Preferred
  Stock, $.01 par value.......................          --             --               --              --
Class C Cumulative Preferred Stock, $.01 par
  value.......................................          --             --               --              --
Class D Cumulative Preferred Stock, $.01 par
  value.......................................          --             --               --              --
Treasury stock................................          --             --               --              --
Additional paid in capital....................     228,648         40,882         (275,623)         (6,093)
Notes receivable on common stock purchases....          --             --               --              --
Distributions in excess of earnings...........      37,933             --          (13,097)         24,836
Accumulated other comprehensive losses........          --             --               --              --
                                                  --------        -------        ---------        --------
                                                   266,894         40,923         (288,720)         19,097
                                                  --------        -------        ---------        --------
                                                  $922,810        $47,185        $(450,907)       $519,088
                                                  ========        =======        =========        ========

---------------

(i) Represents the unaudited consolidated financial position of Insignia as of March 31, 1998, as reported in Insignia's Quarterly Report on Form 10-Q. Certain reclassifications have been made to Insignia's historical balance sheet to conform to AIMCO's balance sheet presentation.

(ii) Represents the historical balance sheet of AMIT, as well as pro forma adjustments related to the IPT-AMIT Merger. The IPT-AMIT Merger is expected to close prior to the Merger.

(iii)Represents the distribution of two shares of Holdings Common Stock for each three shares of Insignia Common Stock to holders of Insignia Common Stock. Holdings will own all of Insignia's commercial real estate services, Insignia's residential brokerage business, and Insignia's cooperative and condominium management business.

(C)  Represents the following adjustments occurring as a result of the Merger:
     (i) the issuance of 8,134,228 shares of AIMCO Common Stock, valued at approximately $303,000 (based on $37.25 per share, the mid-point between the maximum AIMCO Index Price and the AIMCO Index Price below which AIMCO has the right to pay a portion of the Merger Consideration in cash), as consideration to holders of Insignia Common Stock outstanding as of the date of the Merger; (ii) the additional purchase price consideration of $8,484 for the Merger resulting from the Insignia Stock Options, which will be converted to options to purchase shares of AIMCO Common Stock; (iii) the IPT Merger; (iv) the payment of the Special Dividend of $50,000; (v) the assumption of $149,500 of the Convertible Debentures; and (vi) the allocation of the combined purchase price of Insignia based on the preliminary estimates of relative fair market value of the assets and liabilities of Insignia.

(D) Represents the effects of AIMCO's acquisition of Insignia immediately after the Merger. These amounts do not give effect to the Insignia Reorganization, which includes the transfers of certain assets and liabilities of Insignia to the combined Unconsolidated Subsidiaries. The Insignia Reorganization must occur immediately after the Merger in order for AIMCO to maintain its qualification as a REIT. This column is included as an intermediate step to assist the reader in understanding the entire nature of the Merger and related transactions.

(E) Represents adjustments related to the Insignia Reorganization, whereby, following the Merger, AIMCO will contribute to the combined Unconsolidated Subsidiaries certain assets and liabilities of Insignia, primarily related to the management operations owned by Insignia. The adjustments reflect the transfer of assets valued at AIMCO's new basis resulting from the allocation of the purchase price of Insignia. AIMCO will receive non-voting preferred stock as consideration in exchange for the net assets contributed. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.

(F) In connection with the Merger, AIMCO will issue 8,134,228 shares of AIMCO Common Stock valued at approximately $303,000 (based on $37.25 per share, the mid-point between the maximum AIMCO Index Price and the AIMCO Index Price below which AIMCO has the right to pay a portion of the Merger Consideration in cash) to acquire the shares of Insignia Common Stock owned by the Insignia stockholders.

     The total purchase price of Insignia is $1,004,623, as follows:

Issuance of 8,134,228 shares of AIMCO Common Stock in the
  Merger, at $37.25 per share............................  $  303,000
IPT Merger...............................................     152,000
Assumption of Convertible Debentures.....................     149,500
Assumption of Insignia liabilities as indicated in the
  Merger Agreement.......................................     308,434
Transaction costs........................................      20,000
Generation of deferred tax liability.....................      13,204
Special Dividend.........................................      50,000
Consideration for Insignia Stock Options outstanding.....       8,485
                                                           ----------
          Total..........................................  $1,004,623
                                                           ==========

     The Insignia Stock Options will be assumed by AIMCO in the Merger. The consideration for the Insignia Stock Options was calculated based on the exercise of Insignia Stock Options at a value of $21 per share.

     The purchase price was allocated to the various assets of Insignia acquired in the Merger, as follows:

Purchase price...........................................  $1,004,623
Historical basis of Insignia's assets acquired, adjusted
  for the IPT -- AMIT Merger and the Distribution........    (519,088)
                                                           ----------
Step-up to record the fair value of Insignia's assets
  acquired...............................................  $  485,535
                                                           ==========

     This step-up was applied to Insignia's assets as follows:

Real estate...............................................  $ 21,153
Investment in real estate partnerships....................   448,177
Management contracts......................................    17,270
Reduction in value of goodwill............................      (433)
Reduction in value of other assets........................      (632)
                                                            --------
          Total...........................................  $485,535
                                                            ========

     The fair value of Insignia's assets, primarily the real estate and management contracts, was calculated based on estimated future cash flows of the underlying assets.

     As of March 31, 1998, Insignia's stockholder's equity, as adjusted for the IPT -- AMIT Merger and the Distribution, was $19,097, which is detailed as follows:

Common stock...............................................  $   354
Additional paid-in capital.................................   (6,093)
Retained earnings..........................................   24,836
                                                             -------
          Total............................................  $19,097
                                                             =======

     Upon completion of the Merger, the entire amount of the stockholder's equity is eliminated.

     In addition, the minority interest in other partnerships of Insignia of $64,727 will be eliminated upon the IPT Merger.

(G) Represents the issuance of 8,134,228 shares of AIMCO Common Stock, valued at approximately $303,000, to Insignia Stockholders, in exchange for all the shares of Insignia Common Stock.

     In accordance with the Merger Agreement, AIMCO will issue approximately $303,000 in AIMCO Class E Preferred Stock, provided that the AIMCO Stockholders approve the Merger. Each share of AIMCO Class E Preferred Stock will automatically convert to one share of AIMCO Common Stock upon the payment of the Special Dividend. Upon the payment of the Special Dividend and the conversion of the AIMCO Class F Preferred Stock to AIMCO Common Stock, the former Insignia stockholders will own approximately 14.5% of the AIMCO Common Stock. This Special Dividend represents a distribution related to Insignia operations up to the time of the Merger, and does not represent a preferential return on the AIMCO Class E Preferred Stock. As such, AIMCO's management believes that the AIMCO Class E Preferred Stock is substantially the same as AIMCO Common Stock, and that the fair value of the AIMCO Class E Preferred Stock approximates the fair value of AIMCO Common Stock.

     In the event that the AIMCO stockholders do not approve the Merger, AIMCO will issue approximately $203,000 in AIMCO Class E Preferred Stock, and approximately $100,000 in AIMCO Class F Preferred Stock. The terms and rights of the AIMCO Class E Preferred Stock are the same as those stated above. The holders of the AIMCO Class F Preferred Stock will be entitled to receive the greater of (i) the same dividends as holders of AIMCO Common Stock and (ii) preferred cash dividends of 10% of the liquidation value of the AIMCO Class F Preferred Stock, with the preferred dividend rate escalating by 1% each year until a 15% dividend rate is achieved. AIMCO's management believes that the preferred dividend will compensate the holders of the AIMCO Class F Preferred Stock for the lack of convertibility to AIMCO Common Stock, the lack of voting rights, and the uncertainty as to the liquidity of the AIMCO Class F Preferred Stock. As such, AIMCO's management believes that the fair value of the AIMCO Class F Preferred Stock approximates the fair value of the AIMCO Common Stock.

(H) Represents the increase in AIMCO's investment in Unconsolidated Subsidiaries to reflect the contribution of property management contracts, including the related deferred tax liability, and notes payable to the Unconsolidated Subsidiaries. These assets and liabilities are valued at AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(I) Represents certain assets and liabilities of Insignia, primarily related to the management operations of Insignia, contributed by AIMCO to the Unconsolidated Subsidiaries, valued at AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(J) Amount represents notes receivable from the Unconsolidated Subsidiaries of $50,000 and equity in the Unconsolidated Subsidiaries of $52,981. The combined pro forma balance sheet of the Unconsolidated Subsidiaries as of March 31, 1998 is presented below, which reflects the effects of the Merger, the IPT Merger and the Insignia Reorganization as if such transactions had occurred as of March 31, 1998.

                          UNCONSOLIDATED SUBSIDIARIES

                 PRO FORMA CONSOLIDATED BALANCE SHEET (MERGER)
                              AS OF MARCH 31, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                         PRE-MERGER         INSIGNIA        INSIGNIA
                                                        PRO FORMA(i)   REORGANIZATION(ii)   PRO FORMA
                                                        ------------   ------------------   ---------
ASSETS
Real estate...........................................    $ 20,908          $     --        $ 20,908
Cash and cash equivalents.............................       4,354            34,754 (iii)    39,108
Restricted cash.......................................       4,925                --           4,925
Management contracts..................................      50,514            77,410(iv)     127,924
Accounts receivable...................................          --            22,803 (iii)    22,803
Deferred financing costs..............................       3,194                --           3,194
Goodwill..............................................      44,799                --          44,799
Other assets..........................................      31,011            15,904 (iii)    46,915
                                                          --------          --------        --------
                                                          $159,705          $150,871        $310,576
                                                          ========          ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Secured notes payable.................................    $ 72,269          $     --        $ 72,269
Secured short-term financing..........................          --            50,000(iv)      50,000
Accounts payable, accrued and other liabilities.......      50,521            69,995 (iii)   120,516
Security deposits and deferred income.................         312             3,466 (iii)     3,778
Deferred tax liability................................          --            13,204(iv)      13,204
                                                          --------          --------        --------
                                                           123,102           136,665         259,767
Common stock..........................................       2,298               748(v)        3,046
Preferred stock.......................................      38,775            14,206(iv)      52,981
Retained earnings.....................................      (4,351)               --          (4,351)
Notes receivable on common stock purchases............        (119)             (748)(v)        (867)
                                                          --------          --------        --------
                                                            36,603            14,206          50,809
                                                          --------          --------        --------
                                                          $159,705          $150,871        $310,576
                                                          ========          ========        ========

---------------

(i) Represents the Unconsolidated Subsidiaries pro forma consolidated financial position after giving effect to the Ambassador Merger. See "Pro Forma Financial Information (Pre-Merger)."

(ii) Represents adjustments related to the Insignia Reorganization, whereby, following the Merger, AIMCO will contribute to the combined Unconsolidated Subsidiaries certain assets and liabilities of Insignia, primarily related to the management operations owned by Insignia. The adjustments reflect the transfer of assets valued at AIMCO's new basis resulting from the allocation of the purchase price of Insignia. AIMCO will receive non-voting preferred stock as consideration in exchange for the net assets contributed. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.

(iii)Represents certain assets and liabilities of Insignia, primarily related to the management operations of Insignia, contributed by AIMCO to the Unconsolidated Subsidiaries, valued at AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(iv) Represents the transfer of management contracts, and the establishment of the related estimated net deferred Federal and state tax liabilities at a combined rate of 40% for the estimated difference between the book and tax basis of the net assets of the Unconsolidated Subsidiaries. The primary component of the deferred tax liability is the difference between the new basis of the property management contracts, as a result of the allocation of the purchase price of Insignia, and the historical tax basis.

(v) Represents the issuance of common stock to the common stockholders of the Unconsolidated Subsidiaries in exchange for notes receivable, in order for the common stockholders to maintain their respective ownership interest in the Unconsolidated Subsidiaries.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

            PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    INSIGNIA          INSIGNIA
                                     PRE-MERGER    INSIGNIA AS       MERGER        REORGANIZATION       AIMCO
                                    PRO FORMA(A)   ADJUSTED(B)   ADJUSTMENTS(C)    ADJUSTMENTS(D)     PRO FORMA
                                    ------------   -----------   --------------   -----------------   ---------
Rental and other property
  revenues........................   $ 388,823      $  6,912        $     --          $     --        $ 395,735
Property operating expenses.......    (163,304)       (3,307)             --                --         (166,611)
Owned property management
  expense.........................     (10,356)           --              --                --          (10,356)
Depreciation......................     (82,621)         (966)         (1,321)(E)            --          (84,908)
                                     ---------      --------        --------          --------        ---------
Income from property operations...     132,542         2,639          (1,321)               --          133,860
                                     ---------      --------        --------          --------        ---------
Management fees and other
  income..........................      21,750        94,330              --           (74,404)(K)       41,676
Management and other expenses.....     (15,304)      (57,615)             --            49,236(K)       (23,683)
Corporate overhead allocation.....        (588)           --              --                --             (588)
Amortization......................      (7,201)      (16,768)        (24,954)(F)        28,922(L)       (20,001)
                                     ---------      --------        --------          --------        ---------
Income from service company
  business........................      (1,343)       19,947         (24,954)            3,754           (2,596)
Minority interest in service
  company business................         (10)           --              --                --              (10)
                                     ---------      --------        --------          --------        ---------
AIMCO's share of income from
  service company business........      (1,353)       19,947         (24,954)            3,754           (2,606)
                                     ---------      --------        --------          --------        ---------
General and administrative
  expenses........................      (6,421)      (21,199)             --             6,392(K)       (21,228)
Interest expense..................     (92,557)       (9,035)        (17,737)(G)         3,725(K)      (115,604)(O)
Interest income...................      10,576        10,967              --                --           21,543
Minority interest in other
  partnerships....................       1,657       (12,871)          1,170(H)             --          (10,044)
Equity in income (losses) of
  unconsolidated partnerships.....     (10,057)       12,515         (25,357)(I)            --          (22,899)
Equity in earnings of
  Unconsolidated Subsidiaries.....      10,426            --              --            (8,082)(M)        2,344(Q)
                                     ---------      --------        --------          --------        ---------
Income (loss) from operations.....      44,813         2,963         (68,199)            5,789          (14,634)
Income tax provision..............          --         1,701          (1,701)(J)            --               --
Gain on sale of property..........          --            80             (80)               --               --
                                     ---------      --------        --------          --------        ---------
Income (loss) before minority
  interest in AIMCO Operating
  Partnership.....................      44,813         4,744         (69,980)            5,789          (14,634)
Minority interest in AIMCO
  Operating Partnership...........      (2,889)(N)        --           6,366(N)             --            3,477(O)
                                     ---------      --------        --------          --------        ---------
Net income (loss).................      41,924         4,744         (63,614)            5,789          (11,157)(O)
Income (loss) allocable to
  preferred stockholders..........      19,932            --              --                --           19,932(P)
                                     ---------      --------        --------          --------        ---------
Income (loss) allocable to common
  stockholders....................   $  21,992      $  4,744        $(63,614)         $  5,789        $ (31,089)(O)
                                     =========      ========        ========          ========        =========
Basic earnings (loss) per common
  share...........................   $    0.47                                                        $   (0.57)(O)
                                     =========                                                        =========
Diluted earnings per common
  share...........................   $    0.47                                                        $   (0.57)(O)
                                     =========                                                        =========
Weighted average shares
  outstanding.....................      46,685                                                           54,819
                                     =========                                                        =========
Weighted average shares and
  equivalents outstanding.........      47,066                                                           55,362
                                     =========                                                        =========

---------------

(A) Represents AIMCO's pro forma consolidated statement of operations for the year ended December 31, 1997, which gives effect to (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings; (iii) the 1997 Dispositions;
     (iv) the 1998 Stock Offering; (v) the 1998 Acquisitions; (vi) the 1998 Disposition; (vii) the NHP Real Estate Companies Purchase; (viii) the NHP Merger; (ix) the NHP Reorganization; and (x) the Ambassador Merger, as if these transactions had occurred on January 1, 1997. See "Pro Forma Financial Information (Pre-Merger)."

(B) Represents adjustments to reflect the operations of Insignia, including the IPT-AMIT Merger, and the Distribution, as if these transactions had occurred on January 1, 1997. These adjustments are detailed, as follows:

                                                               INSIGNIA       IPT-AMIT        HOLDINGS          INSIGNIA
                                                             HISTORICAL(i)   MERGER(ii)   DISTRIBUTION(iii)    AS ADJUSTED
                                                             -------------   ----------   -----------------    -----------
Rental and other property revenues.........................    $   6,646       $   266        $      --         $  6,912
Property operating expenses................................       (3,251)          (56)              --           (3,307)
Owned property management expense..........................           --            --               --               --
Depreciation...............................................         (966)           --               --             (966)
                                                               ---------       -------        ---------         --------
Income from property operations............................        2,429           210               --            2,639
                                                               ---------       -------        ---------         --------
Management fees and other income...........................      389,626            --         (295,296)          94,330
Management and other expenses..............................     (315,653)           --          258,038          (57,615)
Corporate overhead allocation..............................           --            --               --               --
Amortization...............................................      (31,709)         (303)          15,244          (16,768)
                                                               ---------       -------        ---------         --------
Income from service company business.......................       42,264          (303)         (22,014)          19,947
Minority interest in service company business..............           --            --               --               --
                                                               ---------       -------        ---------         --------
AIMCO's share of income from service company business......       42,264          (303)         (22,014)          19,947
                                                               ---------       -------        ---------         --------
General and administrative expenses........................      (20,435)       (1,351)             587          (21,199)
Interest expense...........................................       (9,353)           --              318           (9,035)
Interest income............................................        4,571         6,853             (457)          10,967
Minority interest in other partnerships....................      (12,448)         (382)             (41)         (12,871)
Equity in income (losses) of unconsolidated partnership....       10,027         2,639             (151)          12,515
Equity in earnings of Unconsolidated
  Subsidiary...............................................           --            --               --               --
                                                               ---------       -------        ---------         --------
Income (loss) from operations..............................       17,055         7,666          (21,758)           2,963
Income tax provision.......................................       (6,822)         (180)           8,703            1,701
Gain on sale of property...................................           --            80               --               80
                                                               ---------       -------        ---------         --------
Income (loss) before minority interest in Operating
  Partnership..............................................       10,233         7,566          (13,055)           4,744
Minority interest in Operating Partnership.................           --            --               --               --
                                                               ---------       -------        ---------         --------
Net income (loss)..........................................       10,233         7,566          (13,055)           4,744
Income (loss) allocable to preferred stockholders..........           --            --               --               --
                                                               ---------       -------        ---------         --------
Income (loss)allocable to common stockholders..............    $  10,233       $ 7,566        $ (13,055)        $  4,744
                                                               =========       =======        =========         ========

---------------

(i) Represents the audited consolidated results of operations of Insignia for the year ended December 31, 1997, as reported in Insignia's Annual Report on Form 10-K. Certain reclassifications have been made to Insignia's historical statement of operations to conform to AIMCO's statement of operations presentation.

(ii) Represents the historical statement of operations of AMIT, as well as pro forma adjustments related to the IPT-AMIT Merger. The IPT-AMIT Merger is expected to close prior to the Merger.

(iii)Represents the distribution of two shares of Holdings Common Stock for each three shares of Insignia Common Stock to holders of Insignia Common Stock. Holdings will own all of Insignia's commercial real estate services, Insignia's residential brokerage business, and Insignia's cooperative and condominium management business.

(C)  Represents the following adjustments occurring as a result of the Merger:
     (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships;
     (ii) the amortization of goodwill and property management contracts resulting from the Merger; (iii) the increase in interest expense resulting from the net increase in debt; (iv) the elimination of the income tax provision; and (v) the elimination of the minority interest associated with IPT.

(D) Represents adjustments related to the Insignia Reorganization, whereby, following the Merger, AIMCO will contribute to the Unconsolidated Subsidiaries certain assets and liabilities of Insignia, primarily related to the management operations owned by Insignia. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by Insignia, with additional amortization recorded related to AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(E) Represents incremental depreciation related to the consolidated real estate assets purchased in connection with the Merger, based on AIMCO's new basis resulting from the allocation of the purchase price of Insignia. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(F) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management business of Insignia, based on AIMCO's new basis resulting from the allocation of the purchase price of Insignia, including amortization of property management contracts of $37,350, amortization of goodwill of $950 and depreciation of furniture, fixtures, and equipment of $3,119, less Insignia's historical depreciation and amortization of $16,465. Property management contracts are amortized using the straight-line method over a period of three years. Furniture, fixtures, and equipment are depreciated using the straight-line method over a period of three years. Goodwill is amortized using the straight-line method over 20 years. The allocation of the purchase price of Insignia is preliminary; therefore the amount and life of goodwill are subject to change as additional information is obtained and the purchase price allocation is finalized.

(G) Represents the increase in interest expense of $3,725 related to borrowings to pay the special dividend of $50 million to holders of the AIMCO Class E Preferred Stock; $11,324 related to borrowings of $152 million to consummate the IPT Merger; and (iii) $2,688 related to borrowings of $36,109 for the additional liabilities of Insignia assumed by AIMCO.

(H) Represents elimination of minority interest in IPT resulting from the IPT Merger.

(I) Represents amortization related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of Insignia, based on an estimated average life of 20 years, and based on AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(J)  Represents the reversal of Insignia's income tax provision.

(K) Represents the historical income and expenses associated with certain assets and liabilities of Insignia that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations of Insignia.

(L) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations of Insignia, based on AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(M)  Represents AIMCO's equity in earnings of the Unconsolidated Subsidiaries.

(N) Represents adjustments to Minority Interest in Operating Partnership assuming the Merger had occurred as of January 1, 1997. On a pro forma basis, without giving effect to the Merger, as of December 31, 1997, the minority interest percentage is approximately 11.6%. On a pro forma basis, giving effect to the Insignia Merger, as of December 31, 1997, the minority interest percentage is approximately 10.1%.

(O) The following table presents the net impact to pro forma net loss applicable to holders of AIMCO Common Stock and net loss per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%:

Increase in interest expense..............................  $  1,310
                                                            ========
Loss before minority interest in Operating Partnership....  $(15,944)
Minority interest in Operating Partnership................     3,609
                                                            --------
Net loss..................................................  $(12,335)
                                                            ========
Net loss attributable to common stockholders..............  $(32,267)
                                                            ========
Basic loss per share......................................  $  (0.59)
                                                            ========
Diluted loss per share....................................  $  (0.59)
                                                            ========

(P) Represents the net income attributable to holders of the AIMCO Class B Preferred Stock, the AIMCO Class C Preferred Stock, and the AIMCO Class D Preferred Stock as if these stock offerings had occurred as of January 1, 1997. In the event the AIMCO Stockholders do not approve the Merger, AIMCO will issue approximately $100,000 in AIMCO Class F Preferred Stock. The holders of the AIMCO Class F Preferred Stock will be entitled to receive the greater of (i) the same dividends as holders of AIMCO Common Stock and
     (ii) preferred cash dividends of 10% of the liquidation value of the AIMCO Class F Preferred Stock, with the preferred dividend rate escalating by 1% each year until a 15% dividend rate is achieved. If the AIMCO Class F Preferred Stock is issued, dividends attributable to the holders of the AIMCO Class F Preferred Stock will be $10,000 for 1997, the net loss attributable to common stockholders will increase to $(40,083) and the net loss per common share will increase to $(0.73).

(Q) Represents AIMCO's equity in losses in the Unconsolidated Subsidiaries of $(2,406), offset by the elimination of intercompany interest expense of $4,750. The combined Pro Forma Statement of Operations of the Unconsolidated Subsidiaries for the year ended December 31, 1997 is presented below, which represents the effects of the NHP Merger, the NHP Reorganization, the Ambassador Merger, the Merger, the IPT Merger and the Insignia Reorganization as if these transactions had occurred as of January 1, 1997.

                          UNCONSOLIDATED SUBSIDIARIES

            PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     PRE-MERGER           INSIGNIA          INSIGNIA
                                                    PRO FORMA(i)     REORGANIZATION(ii)     PRO FORMA
                                                    ------------     ------------------     ---------
Rental and other property revenues................    $ 12,565            $     --          $ 12,565
Property operating expenses.......................      (6,886)                 --            (6,886)
Owned property management expense.................        (625)                 --              (625)
Depreciation......................................      (1,805)                 --            (1,805)
                                                      --------            --------          --------
Income from property operations...................       3,249                  --             3,249
                                                      --------            --------          --------
Management fees and other income..................      65,768              74.404(iii)      140,172
Management and other expenses.....................     (32,136)            (49,236)(iii)     (81,372)
Amortization......................................      (7,743)            (28,922)(iv)      (36,665)
                                                      --------            --------          --------
Income from service company business..............      25,889              (3,754)           22,135
                                                      --------            --------          --------
General and administrative expenses...............      (6,573)             (6,392)(iii)     (12,965)
Interest expense..................................     (11,907)             (3,725)(iii)     (15,632)
Interest income...................................         853                  --               853
Minority interest in other partnerships...........        (621)                 --              (621)
                                                      --------            --------          --------
Income (loss) from operations.....................      10,890             (13,871)           (2,981)
Income tax provision..............................      (4,915)              5,364(v)            449
                                                      --------            --------          --------
Net income (loss).................................    $  5,975            $ (8,507)         $ (2,532)
                                                      ========            ========          ========
Income (loss) allocable to preferred
  stockholders....................................    $  5,676            $ (8,082)         $ (2,406)
                                                      ========            ========          ========
Income (loss) allocable to common stockholders....    $    299            $   (425)         $   (126)
                                                      ========            ========          ========

---------------

(i) Represents the Unconsolidated Subsidiaries pro forma consolidated results of operations after giving effect to the Ambassador Merger. See "Pro Forma Financial Information (Pre-Merger)."

(ii) Represents adjustments related to the Insignia Reorganization, whereby, following the Merger, AIMCO will contribute to the Unconsolidated Subsidiaries certain assets and liabilities of Insignia, primarily related to the management operations owned by Insignia. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by Insignia, with additional amortization recorded related to AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(iii)Represents the historical income and expenses associated with certain assets and liabilities of Insignia that were contributed to the Unconsolidated Subsidiaries, primarily related to the management operations of Insignia.

(iv) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations of Insignia, based on AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(v) Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill, which is not deductible for tax purposes.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)
                      FOR THE QUARTER ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            INSIGNIA           INSIGNIA
                                          PRE-MERGER       INSIGNIA          MERGER         REORGANIZATION        AIMCO
                                         PRO FORMA(A)   AS ADJUSTED(B)   ADJUSTMENTS(C)     ADJUSTMENTS(D)      PRO FORMA
                                         ------------   --------------   --------------    -----------------    ---------
Rental and other property revenues.....    $ 99,084        $  1,858         $     --           $     --         $ 100,942
Property operating expenses............     (37,005)           (890)              --                 --           (37,895)
Owned property management expense......      (2,225)             --               --                 --            (2,225)
Depreciation...........................     (20,729)           (271)            (382)(E)             --           (21,382)
                                           --------        --------         --------           --------         ---------
Income from property operations........      39,125             697             (382)                --            39,440
                                           --------        --------         --------           --------         ---------
Management fees and other income.......       4,821          24,826               --            (19,845)(L)         9,802
Management and other expenses..........      (1,961)        (15,888)              --              9,257(L)         (8,592)
Corporate overhead allocation..........        (147)             --               --                                 (147)
Amortization...........................      (1,720)         (4,846)          (5,529)(F)          7,231(M)         (4,864)
                                           --------        --------         --------           --------         ---------
Income from service company business...         993           4,092           (5,529)            (3,357)           (3,801)
Minority interest in service company
  business.............................          (1)             --               --                 --                (1)
                                           --------        --------         --------           --------         ---------
AIMCO's share of income from service
  company business.....................         992           4,092           (5,529)            (3,357)           (3,802)
                                           --------        --------         --------           --------         ---------
General and administrative expenses....      (1,974)         (3,134)           2,036(G)             690(L)         (2,382)
Interest expense.......................     (22,662)         (4,096)          (4,435)(H)            931(L)        (30,262)(P)
Interest income........................       6,076           2,033               --                                8,109
Minority interest in other
  partnerships.........................        (635)         (3,808)             804(I)                            (3,639)
Equity in losses of unconsolidated
  partnerships.........................        (683)          3,669           (5,125)(J)                           (2,139)
Equity in earnings of Unconsolidated
  Subsidiaries.........................       4,068              --               --                780(N)          4,848(R)
                                           --------        --------         --------           --------         ---------
Income (loss) from operations..........      24,307            (547)         (12,631)              (956)           10,173
Income tax provision...................          --             688             (688)(K)                               --
Income (loss) before minority interest
  in AIMCO Operating Partnership.......      24,307             141          (13,319)              (956)           10,173
Minority interest in AIMCO Operating
  Partnership..........................      (2,164)(O)          --            1,654(O)                              (510)(P)
                                           --------        --------         --------           --------         ---------
Net income (loss)......................      22,143             141          (11,665)              (956)            9,663(P)
Income (loss) attributable to preferred
  stockholders.........................       4,914              --               --                                4,914(Q)
                                           --------        --------         --------           --------         ---------
Income (loss) attributable to common
  stockholders.........................    $ 17,229        $    141         $(11,665)          $   (956)        $   4,749(P)
                                           ========        ========         ========           ========         =========
Basic earnings per share...............    $   0.36                                                             $    0.09(P)
                                           ========                                                             =========
Diluted earnings per share.............    $   0.36                                                             $    0.09(P)
                                           ========                                                             =========
Weighted average shares outstanding....      47,675                                                                55,810
                                           ========                                                             =========
Weighted average shares and equivalents
  outstanding..........................      47,773                                                                56,069
                                           ========                                                             =========

---------------

(A) Represents AIMCO's pro forma consolidated statement of operations for the three months ended March 31, 1998, which gives effect to (i) the 1998 Stock Offering; (ii) the 1998 Acquisitions; (iii) the 1998 Disposition; and (iv) the Ambassador Merger, as if these transactions had occurred on January 1, 1997. See "Pro Forma Financial Information (Pre-Merger)."

(B) Represents adjustments to reflect the operations of Insignia, including the IPT-AMIT Merger, and the Distribution, as if these transactions had occurred on January 1, 1997. These adjustments are detailed, as follows:

                                                  INSIGNIA       IPT-AMIT        HOLDINGS         INSIGNIA
                                                HISTORICAL(I)   MERGER(II)   DISTRIBUTION(III)   AS ADJUSTED
                                                -------------   ----------   -----------------   -----------
Rental and other property revenues............    $   1,771        $ 87          $      --        $  1,858
Property operating expenses...................         (890)         --                 --            (890)
Owned property management expense.............           --          --                 --              --
Depreciation..................................         (271)         --                 --            (271)
                                                  ---------        ----          ---------        --------
Income from property operations...............          610          87                 --             697
                                                  ---------        ----          ---------        --------
Management fees and other income..............      127,345          --           (102,519)         24,826
Management and other expenses.................     (106,846)         --             90,958         (15,888)
Corporate overhead allocation.................           --          --                 --              --
Amortization..................................      (10,010)        (20)             5,184          (4,846)
                                                  ---------        ----          ---------        --------
Income from service company business..........       10,489         (20)            (6,377)          4,092
Minority interest in service company
  business....................................           --          --                 --              --
                                                  ---------        ----          ---------        --------
AIMCO's share of income from service company
  business....................................       10,489         (20)            (6,377)          4,092
                                                  ---------        ----          ---------        --------
General and administrative expenses...........       (3,896)        (56)               818          (3,134)
Interest expense..............................       (4,478)         --                382          (4,096)
Interest income...............................        1,342         973               (282)          2,033
Minority interest in other partnerships.......       (3,774)         --                (34)         (3,808)
Equity in losses of unconsolidated
  partnerships................................        3,193                            476           3,669
                                                  ---------        ----          ---------        --------
Income (loss) from operations.................        3,486         984             (5,017)           (547)
Income tax provision..........................       (1,569)         --              2,257             688
                                                  ---------        ----          ---------        --------
Income (loss) before minority interest in
  Operating Partnership.......................        1,917         984             (2,760)            141
Minority interest in Operating Partnership....           --          --                 --              --
                                                  ---------        ----          ---------        --------
Net income (loss).............................        1,917         984             (2,760)            141
Income (loss) attributable to preferred
  stockholders................................           --          --                 --              --
                                                  ---------        ----          ---------        --------
Income (loss) attributable to common
  stockholders................................    $   1,917        $984          $  (2,760)       $    141
                                                  =========        ====          =========        ========

---------------

(i) Represents the unaudited consolidated results of operations of Insignia for the three months ended March 31, 1998, as reported in Insignia's Quarterly Report on Form 10-Q. Certain reclassifications have been made to Insignia's historical statement of operations to conform to AIMCO's statement of operations presentation.

(ii) Represents the historical statement of operations of AMIT, as well as pro forma adjustments related to the IPT-AMIT Merger. The IPT-AMIT Merger is expected to close prior to the Merger.

(iii)Represents the distribution of two shares of Holdings Common Stock for each three shares of Insignia Common Stock to holders of Insignia Common Stock. Holdings will own all of Insignia's commercial real estate services, Insignia's residential brokerage business, and Insignia's cooperative and condominium management business.

(C)  Represents the following adjustments occurring as a result of the Merger:
     (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships;
     (ii) the amortization of goodwill and property management contracts resulting from the Merger; (iii) the increase in interest expense resulting from the net increase in debt; (iv) the elimination of the income tax provision; and (v) the elimination of the minority interest associated with IPT.

(D) Represents adjustments related to the Insignia Reorganization, whereby, following the Merger, AIMCO will contribute to the combined Unconsolidated Subsidiaries certain assets and liabilities of Insignia, primarily related to the management operations owned by Insignia. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by Insignia, with additional amortization recorded related to AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(E) Represents incremental depreciation related to the consolidated real estate assets purchased in connection with the Merger, based on AIMCO's new basis resulting from the allocation of the purchase price of Insignia. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(F) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management business of Insignia, based on AIMCO's new basis resulting from the allocation of the purchase price of Insignia, including amortization of property management contracts of $9,337, amortization of goodwill of $238 and depreciation of furniture, fixtures, and equipment of $780, less Insignia's historical depreciation and amortization of $4,826. Property management contracts are amortized using the straight-line method over a period of three years. Furniture, fixtures, and equipment are depreciated using the straight-line method over a period of three years. Goodwill is amortized using the straight-line method over 20 years. The allocation of the purchase price of Insignia is preliminary; therefore the amount and life of goodwill are subject to change as additional information is obtained and the purchase price allocation is finalized.

(G) Represents the elimination of merger related expenses recorded by Insignia during the three months ended March 31, 1998. In connection with the Merger, certain Insignia executives will receive one-time lump-sum payments in connection with the termination of their employment and option agreements. The total of these lump sum payments is estimated to be approximately $15,750.

(H) Represents the increase in interest expense of $931 related to borrowings to pay the Special Dividend to holders of the AIMCO Class E Preferred Stock; $2,831 related to borrowings of $152 million to consummate the IPT Merger; and (iii) $673 related to borrowings of $36,109 for the additional liabilities of Insignia assumed by AIMCO.

(I) Represents elimination of minority interest in IPT resulting from the IPT Merger.

(J) Represents amortization related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of Insignia, based on an estimated average life of 20 years, and based on AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(K)  Represents the reversal of Insignia's income tax provision.

(L) Represents the historical income and expenses associated with certain assets and liabilities of Insignia that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations of Insignia.

(M) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations of Insignia, based on AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(N)  Represents AIMCO's equity in earnings of the Unconsolidated Subsidiaries.

(O) Represents adjustments to Minority Interest in AIMCO Operating Partnership assuming the Merger had occurred as of January 1, 1997. On a pro forma basis, without giving effect to the Merger, as of March 31, 1998, the minority interest percentage is approximately 11.2%. On a pro forma basis, giving effect to the Merger, as of March 31, 1998, the minority interest percentage is approximately 9.7%.

(P) The following table presents the net impact to pro forma net income applicable to holders of AIMCO Common Stock and net income per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%:

Increase in interest expense................................  $  323
                                                              ======
Income before minority interest in AIMCO Operating
  Partnership...............................................  $9,850
Minority interest in AIMCO Operating Partnership............    (478)
                                                              ------
Net income..................................................  $9,372
                                                              ======
Net income attributable to common stockholders..............  $4,458
                                                              ======
Basic income per share......................................  $ 0.08
                                                              ======
Diluted income per share....................................  $ 0.08
                                                              ======

(Q) Represents the net income attributable to holders of the AIMCO Class B Preferred Stock, the AIMCO Class C Preferred Stock, and the AIMCO Class D Preferred Stock as if these stock offerings had occurred as of January 1, 1997. In the event the AIMCO stockholders do not approve the Merger, AIMCO will issue approximately $100,000 in AIMCO Class F Preferred Stock. The holders of the AIMCO Class F Preferred Stock will be entitled to receive the greater of (i) the same dividends as holders of AIMCO Common Stock and
     (ii) preferred cash dividends of 10% of the liquidation value of the AIMCO Class F Preferred Stock, with the preferred dividend rate escalating by 1% each year until a 15% dividend rate is achieved. If the AIMCO Class F Preferred Stock is issued, dividends attributable to the holders of the AIMCO Class F Preferred Stock will be $2,750 for the three months ended March 31, 1998, the net income attributable to common stockholders will decrease to $2,266 and the net income per common share will decrease to $0.04.

(R) Represents AIMCO's equity in earnings in the Unconsolidated Subsidiaries of $4,848. The combined Pro Forma Statement of Operations of the Unconsolidated Subsidiaries for the three months ended March 31, 1998 is presented below, which represents the effects of the Ambassador Merger, the Insignia Merger, the IPT Merger and the Insignia Reorganization as if these transactions had occurred as of January 1, 1998.

                          UNCONSOLIDATED SUBSIDIARIES

            PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                 (IN THOUSANDS)

                                                         PRE-MERGER         INSIGNIA        INSIGNIA
                                                        PRO FORMA(i)   REORGANIZATION(ii)   PRO FORMA
                                                        ------------   ------------------   ---------
Rental and other property revenues....................    $  3,353          $    --         $  3,353
Property operating expenses...........................      (1,771)              --           (1,771)
Owned property management expense ....................        (115)              --             (115)
Depreciation expense..................................        (295)              --             (295)
                                                          --------          -------         --------
Income from property operations.......................       1,172               --            1,172
                                                          --------          -------         --------
Management fees and other income......................      21,837           19,845 (iii      41,682
Management and other expenses.........................     (12,335)          (9,257)(iii)    (21,592)
Amortization..........................................        (695)          (7,231)(iv)      (7,926)
                                                          --------          -------         --------
Income from service company...........................       8,807            3,357           12,164
                                                          --------          -------         --------
General and administrative expense....................          --             (690)(iii)       (690)
Interest expense......................................      (1,649)            (931)(iii)     (2,580)
Interest income.......................................         272               --              272
Minority interest in other partnerships...............      (1,275)              --           (1,275)
                                                          --------          -------         --------
Income from operations................................       7,327            1,736            9,063
Income tax provision..................................      (3,045)            (915)(v)       (3,960)
                                                          --------          -------         --------
Net income............................................    $  4,282          $   821         $  5,103
                                                          ========          =======         ========
Income attributable to preferred stockholders.........    $  4,068          $   780         $  4,848
                                                          ========          =======         ========
Income attributable to common stockholders............    $    214          $    41         $    255
                                                          ========          =======         ========

---------------

(i) Represents the Unconsolidated Subsidiaries pro forma consolidated results of operations after giving effect to the Ambassador Merger. See "Pro Forma Financial Information (Pre-Merger)."

(ii) Represents adjustments related to the Insignia Reorganization, whereby, following the Merger, AIMCO will contribute to the combined Unconsolidated Subsidiaries certain assets and liabilities of Insignia, primarily related to the management operations owned by Insignia. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by Insignia, with additional amortization recorded related to AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(iii)Represents the historical income and expenses associated with certain assets and liabilities of Insignia that were contributed to the Unconsolidated Subsidiaries, primarily related to the management operations of Insignia.

(iv) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations of Insignia, based on AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(v) Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill, which is not deductible for tax purposes.